Exhibit 32.2

CERTIFICATION OF THE PRINCIPAL FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I, Richard Lee Folsom, Chairman of AP Acquisition Corp (the “Company”), hereby certify, that, to my knowledge:

1.

The Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2023 (the “Quarterly Report”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: May 12, 2023

/s/ Richard Lee Folsom
Richard Lee Folsom
Chairman and Director
(Principal Financial and Accounting Officer)